SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               (Amendment No. __)

                             Filed by the Registrant [X]
                   Filed by a Party other than the Registrant [_]



                           Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Under Rule 14a-12


                      Seligman New Technologies Fund, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         _________

         (2) Aggregate number of securities to which transaction applies:
             _________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             __________

         (4) Proposed maximum aggregate value of transaction: __________

         (5) Total fee paid: __________

[ ]      Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid: __________

         (2) Form, Schedule or Registration Statement No.: __________

         (3) Filing Party: __________

         (4) Date Filed: __________

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.

                                 100 Park Avenue
                            New York, New York 10017
                     New York City Telephone (212) 850-1864
                       Toll-Free Telephone (800) 221-2450

November 14, 2003

To the Stockholders of Seligman New Technologies Fund, Inc. (the "Fund"):

The accompanying Notice of Special Meeting of Stockholders and Proxy Statement present two proposals (together, the "Proposals") to be considered at the Fund's Special Meeting of Stockholders (the "Meeting") to be held on January 23, 2004. The Proposals are discussed more fully in the accompanying Proxy Statement.

Proposal  1 is a  proposal  to  consider  and act upon a plan to  liquidate  and dissolve the Fund as set forth in the Plan of Complete Liquidation and Dissolution (the "Plan"). Proposal 2 is a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock. The Board of Directors of the Fund unanimously adopted the Plan and the Proposals and recommends that stockholders approve both Proposals. Stockholders of the Fund vote separately on each proposal, however neither proposal will be implemented unless both proposals are approved. If the Proposals are approved, the process of liquidating the Fund's investments will take several years to complete due to the illiquid nature of approximately 72% of the Fund's assets.

We welcome your attendance at the Meeting. If you are unable to attend, we encourage you to vote by proxy promptly. Georgeson Shareholder Communications Inc. ("Georgeson"), a professional proxy solicitation firm, has been selected to assist stockholders in the voting process. As the date of the Meeting approaches, if we have not received your proxy, you may receive a telephone call from Georgeson reminding you to exercise your right to vote. If you have any questions regarding the Meeting agenda or how to vote by proxy, please call Georgeson toll free at 1-888-540-0938.

                                   Sincerely,

                                  Brian T. Zino
                                    President

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.

                    100 Park Avenue, New York, New York 10017
                     New York City Telephone (212) 850-1864
                       Toll-Free Telephone (800) 221-2450

For questions about the Proposals or voting your shares, please call Georgeson Shareholder Communications, Inc., the Fund's proxy solicitor, toll-free at 1-866-540-0938.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 2004

To the Stockholders:

A Special Meeting of Stockholders (the "Meeting") of Seligman New Technologies Fund, Inc., a Maryland corporation (the "Fund"), will be held at the offices of the Fund, 100 Park Avenue, New York, New York 10017, on January 23, 2004, at 2:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement dated November 14, 2003:

1. To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Complete Liquidation and Dissolution (the "Plan") adopted by the Board of Directors of the Fund, providing for, among other things, (a) the orderly sale of all of the assets of the Fund, (b) the distribution of cash from the net proceeds from such sale of assets to the stockholders in accordance with the Plan in complete liquidation of their interests in the Fund and (c) the dissolution of the Fund's existence under Maryland law and the deregistration of the Fund under the Investment Company Act of 1940 ("Proposal 1");

2. To consider and act upon a proposal to eliminate the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock ("Proposal 2"); and

3. To transact any other business that may lawfully come before the Meeting or any adjournment thereof.

The Board of Directors has unanimously determined that a complete liquidation and dissolution of the Fund in accordance with the terms of the

Plan and the elimination of the Fund's quarterly repurchase offers is advisable for the Fund and its stockholders. The Board of Directors has recommended that the stockholders approve: (1) the liquidation and dissolution of the Fund in accordance with the Plan and (2) the elimination of the Fund's quarterly repurchase offers. Neither proposal will be implemented unless both proposals are approved by the Fund's stockholders. Subject to receipt of the requisite stockholder approval for both Proposals, stockholders remaining in the Fund can expect to receive liquidation distributions, in cash installments from time to time, beginning as soon as reasonably practicable. However, there is no minimum distribution to stockholders. Further, due to the illiquid nature of approximately 72% of the Fund's assets, the process of liquidating the Fund's investments will take several years to complete. Also, if stockholders approve the Proposals, the Fund will be required to accrue as a liability an estimate of its operating expenses during the liquidation period. Although the accrual is a non-cash charge, it will reduce the Fund's net asset value by approximately $0.50 per share.

Upon the completion of the sale of all of the Fund's illiquid assets or a determination by the Fund that remaining illiquid assets should be valued at zero, the stockholders' respective interests in the Fund's assets will not be transferable by negotiation of the share certificates.

The Board of Directors has fixed the close of business on November 13, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.

The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund. Each stockholder who does not expect to attend the Meeting in person is requested to complete, date, sign and promptly return the enclosed proxy card.

                       By order of the Board of Directors,

                            Frank J. Nasta, Secretary

Dated: New York, New York
November 14, 2003

                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN

PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH THE INTERNET. PLEASE REFER TO YOUR PROXY CARD FOR COMPLETE VOTING INSTRUCTIONS. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN RESPONDING PROMPTLY. A PROXY WILL NOT BE REQUIRED FOR ADMISSION TO THE MEETING.

                                NOVEMBER 14, 2003

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.

                    100 PARK AVENUE, NEW YORK, NEW YORK 10017

                                 PROXY STATEMENT

                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 2004


                                  INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Seligman New Technologies Fund, Inc., a Maryland corporation (the "Fund"), to be voted at a Special Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of the Fund, 100 Park Avenue, New York, New York 10017, on January 23, 2004, at 2:00 p.m. It is expected that the Notice of Special Meeting of Stockholders, this Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about November 17, 2003.

The Board has fixed the close of business on November 13, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponement or adjournment thereof (the "Record Date"). The outstanding voting shares of the Fund as of the Record Date consisted of 15,520,706.625 shares of common stock, each share being entitled to one vote. All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, proxies solicited on behalf of the Board will be voted (i) for the approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Complete Liquidation and Dissolution, attached hereto as Appendix A (the "Plan"), adopted by the Board ("Proposal 1"), (ii) for the elimination of the Fund's fundamental investment policy of making quarterly repurchase offers of its common stock ("Proposal 2") and (iii) at the discretion of the Proxy holders, on such other matters as may lawfully come before the Meeting or any adjournment thereof. It is very important that you vote on both Proposal 1 and Proposal 2 (collectively, the

"Proposals") because neither proposal will be implemented unless both proposals are approved by the Fund's stockholders. Any stockholder may revoke his or her proxy at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at 100 Park Avenue, New York, New York, 10017, by signing another proxy of a later date, by submitting a subsequent telephone vote, by submitting a subsequent Internet vote, or by personally voting at the Meeting.

Properly executed proxies may be returned with instructions to abstain from voting (an "abstention") or may represent a broker "non-vote" (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). The shares represented by abstentions or broker non-votes will be considered present for purposes of determining the existence of a quorum for the transaction of business. With respect to both Proposals, an abstention or broker non-vote will have the effect of a vote AGAINST that Proposal.

A quorum for the Meeting will consist of the presence in person or by proxy of the holders of one-third of the shares entitled to vote at the Meeting. Whether or not a quorum is present at the Meeting, if sufficient votes in favor of the position recommended by the Board on each proposal described in the Proxy Statement are not received by the date of the Meeting, the persons named as proxies may, but are under no obligation to, with no other notice than announcement at the Meeting, propose and vote for one or more adjournments of the Meeting to permit further solicitation of proxies. According to Maryland law, a meeting of stockholders may be adjourned from time to time without further notice to a date not more than 120 days after the original record date. Shares represented by proxies indicating a vote contrary to the position recommended by the unanimous vote of the Board on either Proposal will be voted against adjournment of the Meeting as to the Proposals.

The Fund's manager is J. & W. Seligman & Co. Incorporated (the "Manager"). The Fund's stockholder service agent is Seligman Data Corp. The address of each of these entities is 100 Park Avenue, New York, NY 10017. The Fund will furnish, without charge, a copy of its most recent annual and semi-annual reports to any stockholder upon request to Seligman

Data Corp. at 1-800-221-2450. The Fund's reports are also available on the EDGAR Database on the SEC's internet site: http://www.sec.gov.

If you have elected to receive one Proxy Statement for all accounts maintained by members of your household, the Fund undertakes to deliver promptly a separate copy of the Proxy Statement for a separate account upon written request.

                                  THE PROPOSALS

You are being asked to vote on two proposals that are interrelated. The discussion below relates to both proposals. Neither proposal will be implemented unless both proposals are approved by the Fund's stockholders.

BACKGROUND INFORMATION CONCERNING THE FUND AND ITS SHARES

The Fund was organized in 1999 as a Maryland corporation and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company. The Fund's investment objective is to seek long-term capital appreciation. The Fund seeks to achieve this objective by investing in equity securities of U.S. and non-U.S. companies considered by the Fund's investment manager to rely significantly on technological events or advances in their product development or operations, as well as in equity securities of privately owned technology companies that plan to conduct an initial public offering ("IPO") within a period of several months to three years.

There is no public market for the shares of the Fund. The Fund offers to repurchase a portion of its shares from stockholders on a quarterly basis in order to provide a measure of liquidity to stockholders. The Fund makes its repurchase offers pursuant to Rule 23c-3 under the 1940 Act (the "Rule"). In order to qualify under the Rule, a closed-end investment company must comply with a number of requirements, including a requirement that a policy relating to repurchase offers and their frequency be adopted by its board of directors as a fundamental policy that may be changed only by a vote of stockholders. The Fund adopted and implemented such a fundamental policy in connection with the Fund's launch in July 1999. The policy provides, in part, that (a) the Fund will complete share repurchase offers every three months, in the months of January, April, July and October; and (b) 5% of the Fund's outstanding shares will be subject to each repurchase offer, unless the Board establishes a different percentage, which must be between 5% and 25%.

BACKGROUND OF THE PROPOSALS

The current environment in technology investing differs greatly from the one that existed when the Fund was established. In the period of time leading up to the NASDAQ market high in March 2000, IPOs and venture capital investment reached unprecedented levels, with low barriers to entry into the new Internet industry creating an extraordinary number of new companies. By the end of 1999, the Fund's 52 private investments had an unrealized gain of $18 million. This, combined with the significant appreciation of the Fund's public securities, resulted in a since-inception (July 27, 1999) total return of approximately 60% through December 31, 1999.

By the end of the first quarter of 2000, the Internet-driven technology equity market had begun to lose value. But even as the public technology market slowed, venture capital investing in technology remained strong, and the Fund continued to make venture capital investments. By July 2000, the Fund's total return since inception was 87%, and assets were in excess of $1 billion. This proved to be the high point of the Fund's performance history. Beginning at this time, venture capital holdings began to represent an ever-larger portion of the Fund's total portfolio as the Manager made follow-on investments in existing venture capital holdings, and liquid assets were reduced by declines in the market value of the Fund's public holdings and sales of publicly traded securities to meet repurchase requests.

In 2001, the technology industry continued to experience weak demand for technology products and services. Reduced spending on corporate software projects in particular decreased the value of both the public and private holdings of the Fund. Financing for technology companies became scarce, forcing an increasing number of them to discontinue their operations. Most venture capital investors, including the Fund, focused on select follow-on investments rather than investments in new companies. Write-downs in the Fund's venture capital holdings accelerated in 2001 with the fair value of those holdings falling approximately 56%.

In 2002, corporate scandals, a struggling economy, and geopolitical issues further weakened an already unsteady public equity market. Also, with IPO activity virtually halted, it became nearly impossible for private technology companies to raise capital. Revenues for many firms dropped as corporate technology consumers sought out large, established technology vendors when spending their more modest budgets. Declining value of the Fund's venture capital holdings, together with decreases in the value of the Fund's public securities, continued to adversely impact the Fund. Further, at the end of 2002, 67% of the Fund's net assets were in private companies. (The value of each of these private equity holdings is determined by the Manager in accordance with "fair value" procedures approved by the Board, as discussed below under "Valuation".) The high percentage of assets invested in private companies brought the Fund closer to a potential liquidity problem as assets continued to be needed to meet quarterly repurchase offers and expenses and to satisfy the Fund's investment commitments to private investment partnerships in which the Fund has invested.

The Manager and the Board have been monitoring the liquidity of the Fund on an ongoing basis and analyzing the Fund's ability to continue to satisfy quarterly repurchase offer requirements and to meet other liquidity needs. If the Fund continues its normal operations, and pays expenses as incurred and makes additional investments (including follow-on investments and investment partnership commitments) as needed, the Manager estimates that the Fund would have sufficient liquid assets to satisfy quarterly repurchase requests through July 2004, but not thereafter. However, changes in market conditions could affect the Fund's liquidity, both positively and negatively. For example, a revival of IPO activity could create liquidity if the Fund were able to sell some of its venture capital investments. Conversely, further declines in the public technology market could reduce the value of the Fund's liquid investments. The Manager does not anticipate that any meaningful liquidity events will occur within the Fund's portfolio over the next six months, nor does the Manager believe that the Fund should expect any liquidity arising from an IPO by GMP Companies, Inc. ("GMP"), the Fund's largest holding, during such period. (The Fund's investment in GMP represented approximately 44% of the Fund's net assets as of October 31, 2003.) The Manager and the Board have developed the Proposals to address this situation.

BOARD CONSIDERATIONS

On March 20, 2003, July 17, 2003 and September 18, 2003, the Board met with the Manager to discuss the Fund's liquidity situation, the Proposals and possible alternative ways to address the Fund's circumstances. In view of the prospects for the Fund, and after consideration and discussion of the advantages and disadvantages of the Proposals and the alternatives and other factors, the Board determined that liquidation and dissolution of the Fund and the termination of the Fund's quarterly repurchase offers were advisable, and, on September 18, 2003, the Board unanimously approved the Proposals and the Plan of Complete Liquidation and Dissolution, which is attached hereto as Appendix A.

         ALTERNATIVES TO THE PROPOSALS

In developing the Proposals, the Manager and the Board considered a variety of alternatives, which are summarized below. While many of the alternatives have merit, the Manager and the Board believe that the Proposals remain the best course of action for the Fund and its stockholders at this time.

Change of Frequency and Amounts of Repurchase Offers. The Manager and the Board considered a proposal to change the frequency and amounts of the Fund's repurchase offers and to automatically liquidate and dissolve the Fund if and when the amount of total liquid assets of the Fund fell below a specified level. This alternative proved unduly complex from both a procedural and legal standpoint, and considering the uncertain state of the technology market, there remained the potential that the liquidity threshold for liquidation would be crossed in a relatively short time.

Elimination of Mandatory Repurchase Offers and Implementation of Periodic Discretionary Repurchase Offers. Eliminating mandatory repurchase offers would solve the Fund's liquidity problem. However, the Manager and the Board felt that discretionary, as opposed to mandatory, repurchase offers would not be attractive to stockholders because, in the absence of any trading market for the Fund's shares, their investment would be "locked-in" until the Board decided to commence a repurchase offer. The Manager and the Board also considered a combination of mandatory repurchase offers under the Rule and discretionary repurchase offers in accordance with other Securities and Exchange Commission ("Commission") rules; however, under this combination, discretionary repurchase offers would be permitted only once every two years under the Rule.

Merger of the Fund into an open-end fund. A merger of the Fund into an open-end fund would address the liquidity issue. Open-end funds generally may not have more than 15% of their net assets invested in illiquid securities. After merging with an open-end fund that is able to absorb the Fund's illiquid securities, the Fund's stockholders would own redeemable shares in an open-end fund with substantial liquid assets. The Manager and the Board considered this alternative, but could not conclude at this time that a merger would be in the best interests of the Fund's stockholders. If a merger occurred, the Fund's stockholders would, after having borne the entire portfolio loss prior to the merger, lose a substantial portion of any potential future gain in the Fund's remaining viable investments through the dilution of these investments amongst the stockholders of the surviving fund. However, the Fund's stockholders would also stand to benefit from a portion of the potential future gains of the surviving fund. This is due to the fact that, if the Fund were to merge with another fund, all potential future gains or losses of the combined fund occurring after the merger, including gains and losses attributable to investments that were made by the Fund prior to the merger, would be allocable to all stockholders of the combined fund pro rata in accordance with their share ownership in the combined fund. A stockholder's pro rata interest in the combined fund would necessarily be smaller than the stockholder's interest in the Fund; accordingly, the stockholder would receive a smaller portion of any gains or losses.

Merger of the Fund into Seligman New Technologies Fund II, Inc. ("New Tech II"). The Manager and the Board also considered the possibility of merging the Fund with New Tech II, a similar closed-end investment company investing in public and private companies. A merger of the Fund and New Tech II would present the same issues as would a merger with an open-end fund. It should be noted that the Proposals in no way apply to New Tech II, which will continue its normal operations. Based on a recent liquidity analysis, the Manager has no immediate concerns regarding the liquidity of New Tech II or its ability to make repurchase offers.

Raising New Cash. Re-commencing offers to sell shares by the Fund could also address the liquidity issue by bringing new cash into the Fund. However, the Manager and the Board believe that raising new capital at this time would be difficult in light of the current venture capital market. Investors have shown a great deal of reluctance to invest in the current market environment, and an even greater reluctance to invest further assets in technology markets generally and venture capital specifically.

Listing the Fund. The Manager and the Board considered listing the Fund on a stock exchange, but do not believe that such action is in the best interests of the Fund or its stockholders. Although a listing of the Fund would provide stockholders with liquidity, the Manager believes that the Fund would trade at a substantial discount to its net asset value. In addition, the Manager believes that listing the Fund would make the Fund a takeover target for third parties unconcerned with the best interests of the Fund's stockholders.

         ADVANTAGES OF THE PROPOSALS

In approving the Proposals, the Board considered the advantages they afford to stockholders over the alternatives discussed above. In particular, the Board considered that the Proposals would allow the Manager to continue managing existing private equity investments with a view to selling them in an orderly fashion; they would ensure that the Fund's stockholders obtained the full benefit of any future sales of the Fund's private equity investments; they would not require any additional investment to be made by the stockholders or allow dilutive investments to be made by third parties; and they would permanently address the liquidity problems arising from the repurchase offers.

         DISADVANTAGES OF THE PROPOSALS

The Board also considered the disadvantages of the Proposals. Because quarterly repurchase offers would be discontinued, stockholders would realize liquidity on their investment in the Fund only if and when liquidating distributions are made. The timing and amount of these distributions will be unpredictable, and it is expected that some of the distributions will not occur for five years or longer due to the illiquid nature of approximately 72% of the Fund's assets. It is also possible that stockholders will receive no distributions, or only small distributions, if companies held by the Fund fail or the Manager can sell a security for only a small portion of its current fair value.

         OTHER CONSIDERATIONS

The Board and the Manager determined that a long-term solution to the Fund's liquidity problem, rather than a temporary remedial measure, would be in the best interests of stockholders because it would avoid the necessity and expense of again seeking stockholder approval for additional future measures. Without knowing the particular circumstances or preferences of each stockholder, the Board and the Manager sought an approach that would provide the greatest potential value to all stockholders.

If the Proposals are not approved, and the Fund does not experience a significant liquidity event in the first half of 2004, the Fund may have insufficient liquid assets to satisfy its repurchase offers after July 2004. If liquid securities held by the Fund decrease in value, or its liabilities or other cash needs increase, the Fund might be unable to complete the July 2004 repurchase offer or even earlier repurchase offers. Because making repurchase offers is a fundamental policy of the Fund, and each offer requires a degree of liquidity, the Fund could be forced to sell private holdings at disadvantageous times for far less than the Manager believes they are worth.

Based on these considerations, the Board determined that the liquidation and dissolution of the Fund in accordance with the Plan and the termination of the Fund's quarterly repurchase offers is advisable and in the stockholders' best interest, and therefore recommends that the stockholders approve both Proposals.

             APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE FUND
                                  (Proposal 1)

SUMMARY OF PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

The Board of Directors of the Fund is submitting for stockholder approval a proposal to liquidate and dissolve the Fund in accordance with the Plan. Stockholder approval of this Proposal 1 is required by Maryland law and by the Fund's Articles of Incorporation and Bylaws. The Plan provides for the liquidation of all assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to stockholders, and the dissolution of the Fund. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Appendix A. Stockholders are urged to read the Plan in its entirety.

The Plan is a Plan of Complete Liquidation and Dissolution in accordance with the Maryland General Corporation Law and the Internal Revenue Code of 1986, as amended (the "Code"). The Plan will become effective upon the later of (i) the date of the approval of the Proposals by the stockholders of the Fund as required by Maryland law, the Fund's Articles of Incorporation and Bylaws and the 1940 Act and (ii) January 31, 2004 (the "Effective Date"). (Plan, Section
1). If the Proposals are not approved by March 12, 2004 (120 days after the original Record Date), the Board will consider alternatives available at that time, including other courses of action previously considered by the Manager and the Board and resubmission of the Proposals to another vote of stockholders.

After the Effective Date, the Fund will not engage in any investment activities except for the purpose of winding up its business and affairs, preserving the value of its assets, discharging or making reasonable provision for the payment of all of the Fund's liabilities (as provided in the Plan), and distributing its remaining assets to stockholders in accordance with the Plan. The current officers and directors of the Fund will continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith. (Plan, Sections 10, 11).

CLOSING OF BOOKS AND RESTRICTION ON TRANSFER OF SHARES

The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their respective share holdings on the date at which the Fund completes the final sale of all of its illiquid assets or determines that remaining illiquid assets should be valued at zero. On such date, the books of the Fund will be closed except to the extent necessary to complete the transactions contemplated by the Plan. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders' respective interests in the Fund's assets will not be transferable by the negotiation of share certificates or otherwise. (Plan, Sections 1, 6).

MANAGEMENT OF FUND DURING LIQUIDATION

During the liquidation, the Fund's assets will continue to be managed by the Manager in accordance with the Fund's current management contract. The Manager will continue to maintain contact with the Fund's portfolio companies and will continue to evaluate their profitability and cash needs. However, the Plan will restrict the Manager's authority to make new investments for the Fund. Under the Plan, the Manager may make additional investments on behalf of the Fund only in
(a) short-term liquid securities for cash management purposes (e.g., money market instruments), (b) limited partnership interests as required by the Fund's outstanding contractual commitments to limited partnerships, and (c) companies the securities of which are at the time held in the Fund's portfolio, but only if the Manager determines (i) that the securities of that company may not at that time be sold or may be sold only at a disadvantageous price and (ii) that making such additional investment is necessary or advisable to protect the Fund from dilution or other reduction in value, and in any case only to the extent that the Fund has, at the time, sufficient liquid assets with which to make such additional investment. (Plan, Section 3). The Manager may use the proceeds from the sale of the Fund's illiquid assets for these purposes.

The Manager will have the authority to sell or otherwise dispose of the Fund's assets in such manner as the Manager deems advisable. Due to the illiquid nature of approximately 72% of the Fund's assets, the process of liquidating the Fund's investments will take several years. The Manager believes that, under the Plan, the Fund will not be forced to dispose of securities of venture capital companies at distressed or "fire sale" prices in an effort to raise cash. Instead, the Plan will provide the Fund with the necessary time needed to properly dispose of securities of venture capital companies over time at prices believed to be reasonable in light of future prospects of these companies. To the extent that an investment becomes readily tradable, the Manager intends to sell each of the Fund's investments as soon as practicable thereafter. The sale of some of the Fund's investments, if they are able to be sold, may require five years or longer. See "Timing of the Liquidation" below.

Until the Liquidation Date (as defined below), the Fund's net asset value will continue to be priced daily and will be published in various publications, including the Manager's website: www.seligman.com. In addition, the Manager intends to continue to conduct quarterly conference calls which are open to all financial advisors and stockholders.

MANAGEMENT FEE

In light of the Fund's inability during the liquidation (i) to make new investments in venture capital companies not owned by the Fund and (ii) to invest in publicly traded securities, the Manager has undertaken to waive a portion of its management fee from the time the Plan takes effect until the liquidation of the Fund is completed, subject to annual renewal of the management agreement by the Board. Currently, the Manager is entitled to a fee of 2.00% of the Fund's average daily net assets. The Manager has irrevocably undertaken to waive 0.50% of this fee so that its compensation will be reduced to 1.50% of the Fund's average daily net assets during the Liquidation Period (Plan, Section 3). Because the Manager is entitled to a fee based upon a percentage of the Fund's net asset value, as assets are disposed of, the management fee will decrease in terms of the annual total dollar amount paid to the Manager (but not in terms of the percentage of the Fund's net assets).

LIQUIDATING DISTRIBUTIONS

As soon as practicable after the time the Plan takes effect, the Fund will send notice of the liquidation and dissolution to all its known creditors and claimants and to its employees, if any. (Plan, Section 7). The Fund will be authorized to sell and liquidate all the assets of the Fund and engage in such other transactions as may be appropriate to its liquidation and dissolution in accordance with the Plan. (Plan, Section 2). From time to time during the Liquidation Period (which is defined in the Plan as the period from and including the Effective Date to and including the date on which all transactions contemplated by the Plan are concluded), the Fund shall distribute to its stockholders of record, pro rata in accordance with their respective interests, such amounts of cash, liquid securities or other assets as become available for distribution as a result of the sale or other disposition of portfolio securities. The Fund anticipates that distributions to stockholders will be cash.

As soon as practicable after the Fund has sold or otherwise disposed of all of its securities positions (or any remaining securities positions are valued at zero), the Fund shall liquidate and distribute to its stockholders of record as of the close of business on the date of liquidation determined by the Fund (the "Liquidation Date"), pro rata in accordance with their proportionate interests in the Fund, the remaining net assets of the Fund, in complete cancellation and redemption of the outstanding shares of the Fund. The amount to be distributed will equal all of the cash remaining from the sale of the Fund's assets after payment and discharge of liabilities and obligations of the Fund, less any amounts retained or set aside in a reserve fund as referred to below.

TIMING OF THE LIQUIDATION

If the Proposals are approved, the Manager will, as soon as practicable and subject to contractual restrictions, sell the liquid assets of the Fund and distribute the proceeds, less any amount reserved as described below, to stockholders in the form of cash. As of October 31, 2003, approximately 28% of the Fund's net assets were public securities which are expected to be sold during this phase of the liquidation. The remaining 72% of the Fund's assets are illiquid, and because a ready market does not exist for these assets, the remainder of the liquidation process may take several years. Although the exact amount of time the liquidation process will take cannot be estimated, it is expected  that the  process  will  take at least  five  years  to  complete.  As liquidity occurs in the remainder of the portfolio by such events as acquisitions, mergers, IPOs or sales of holdings, proceeds will be distributed to stockholders to the extent they exceed amounts needed for reserves. The Fund is unable to predict when such liquidity will occur and, consequently, when stockholders can expect to receive such liquidating distributions. Also, because about 44% of the Fund's net assets are invested in GMP, the timing and value of a substantial portion of the liquidation distributions is dependent upon the time and price at which this holding is liquidated.

The Fund expects to make distributions to stockholders from time to time as its assets are sold off, rather than all on a single date. The first such distribution, however, may not occur for one year or more after the Effective Date.

From the proceeds of the liquidation of assets, the Fund may retain, set aside in a reserve or otherwise provide for an amount necessary (1) to discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation

Date and (2) to pay or otherwise provide for such contingent or unascertained liabilities as the Fund's officers or Board shall reasonably deem to exist. (Plan, Sections 5, 6). In connection with the Fund's investments in two limited partnerships, the Fund is contractually committed to make additional capital contributions, if and when the partnerships request such contributions. A commitment of $5,445,000 expires in November 2010, and a commitment of $1,989,000 expires in March 2011. These capital commitments aggregate $7,434,000 (or approximately 10.11% of the Fund's net assets at October 31, 2003). The Fund intends to reserve sufficient liquid assets to satisfy these commitments over time, based upon the amounts estimated by the Manager to be needed and the projected cash available to the Fund.

After the Liquidation Date, the Fund may make one or more subsequent liquidation distributions to stockholders. Cash or other assets retained or held in a reserve fund for the payment of contingent or unascertained liabilities in accordance with the Plan in excess of the amounts ultimately required for the payment or discharge of the Fund's liabilities and obligations will be distributed to stockholders at the time and under the conditions established with respect to such reserve fund or other arrangements providing for such payment. (Plan, Section 6).

EXPENSES OF LIQUIDATION AND DISSOLUTION

The Fund will bear all of the expenses incurred by it in carrying out the Plan. Initially, such expenses are estimated to be approximately $250,000. This figure does not include certain on-going expenses that cannot be estimated at this time, including transaction costs related to the disposition of the Fund's securities.

If stockholders approve the Proposals, the Fund will be required under generally accepted accounting principles to accrue as a liability an estimate of operating expenses expected to be incurred during the liquidation period ("Liquidation Period Expenses"). This accrual is a non-cash charge that will reduce the Fund's net asset value and would be incurred on the date the Proposals are approved. As a non-cash charge, the Fund's available cash will not be affected. The Fund's current estimate of Liquidation Period Expenses is equal to approximately $7.8 million, which is equal to approximately $0.50 per share. This estimate is based, in part, on the

Manager's best estimate of when the value of certain holdings will be realized and cash distributed to stockholders. The accrued liability would be adjusted from time-to-time based on changes in the Fund's actual net assets, changes in expectations of the timing of future distributions and actual expenses incurred.

AMENDMENT OF THE PLAN

The Board may modify or amend the Plan at any time without stockholder approval if it determines that such action would be advisable. If any amendment or modification to the Plan appears necessary but, in the judgment of the Board, would materially and adversely affect the interests of the stockholders, such an amendment or modification will be submitted to the stockholders for approval. The Plan, if approved by stockholders, may be abandoned in its entirety only with the approval of both the Board and the stockholders. (Plan, Section 9).

VALUATION

Investments in convertible securities and common stocks are valued at current market values or, in their absence, at fair values determined in good faith in accordance with procedures approved by the Board. Securities traded on an exchange are valued at last sales prices or, in their absence and in the case of over-the-counter securities, at the mean of bid and asked prices. Short-term holdings maturing in 60 days or less are valued at amortized cost.

Venture capital investments are valued at fair value, which is cost unless the Manager determines, pursuant to the Fund's valuation procedures, that such a valuation is no longer appropriate. Examples of cases where cost (or a previously determined value) may no longer be appropriate include sales of similar securities to third parties at different prices, if a venture capital company in which the Fund invests undertakes an IPO, or if the company's operating results vary from projected results. In such situations, the Fund's investment is revalued in a manner that the Manager, following procedures approved by the Board, determines best reflects its fair value.

The Fund may also hold restricted securities of a class that has been sold to the public. The fair valuation of these restricted securities is often the market value of the publicly traded shares less a discount to reflect contractual or legal restrictions limiting resale.

At October 31, 2003, market quotations were not readily available for venture capital securities with a fair value of $52,906,649 (approximately 72% of the Fund's net assets). Fair value represents a good faith approximation of the value of an asset and will be used where there is no public market or possibly no market at all for a company's securities. The fair values of one or more assets may not, in retrospect, be the prices at which those assets could have been sold during the period in which the particular fair values were used in determining the Fund's net asset value.

DISTRIBUTION AMOUNTS

The Fund's net asset value on November 12, 2003 was $73,818,642.70. At such date, the Fund had 15,520,706.625 shares outstanding. Accordingly, on November 12, 2003, the net asset value per share of the Fund was $4.76. Attached hereto as Appendix B is a list of the Fund's illiquid holdings as of October 31, 2003, showing their fair values and cost basis at that date and the percentage each represents of the Fund's net assets and total venture capital investments. Because of the inherent uncertainty of valuing securities for which no ready public market exists, the fair value of the Fund's holdings may differ significantly from the values that would be used if a ready market for these securities existed. Also, the Fund's net asset value is not necessarily indicative of the amount that will be received upon liquidation. See "Valuation" above. Although the Fund's assets are fair valued, valuations may change before an asset is actually sold. Further, assets may be sold at prices higher or lower than their fair values. For example, due to the economic factors discussed above, there may be no market, or only a very limited market, in which certain of the Fund's assets may be sold. This may result in certain assets of the Fund being sold at a significant discount, or being entirely written off. Sales at prices below current valuation and write-offs will reduce the amounts distributed to stockholders of the Fund upon liquidation. The Manager intends to liquidate the Fund's assets on such terms and conditions as the Manager shall deem to be reasonable.

The amounts to be distributed to stockholders will be further reduced by any remaining expenses of the Fund. These will include expenses in connection with this solicitation, liquidation and portfolio transaction costs, the management fee, the shareholder services fee, any costs incurred in resolving any claims that may arise against the Fund, and certain other ongoing expenses, such as costs in connection with the Fund's audits and the costs of providing reports to stockholders. As discussed above, the initial expenses of carrying out the Plan are estimated to be approximately $250,000. Actual liquidation expenses and portfolio transaction costs may vary from these estimates. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders.

UNITED STATES TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax consequences of the Plan. This discussion does not apply to you if you are not a U.S. Stockholder (as defined below), or if you are a member of a special class of holders subject to special rules, such as a person who holds shares in the Fund other than as a capital asset for tax purposes, a dealer in securities, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, a tax-exempt organization, a life insurance company, a person liable for alternative minimum tax, a person that actually or constructively owns 10% or more of the voting stock of the Fund, a person that holds shares in the Fund as part of a straddle or a hedging or conversion transaction, or a person whose functional currency is not the U.S. dollar. A "U.S. Stockholder" is defined, for purposes of this discussion, as a citizen or resident of the United States, a domestic corporation, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This summary is based on the Code, existing, temporary and proposed Treasury regulations, and published rulings and court decisions, all as currently in effect on the date of this Proxy Statement, and all of which are subject to change by legislative, judicial, or administrative action, possibly with retroactive effect. The Fund intends to take the position, and the remainder of this discussion assumes that, although it is not entirely clear, the transaction contemplated by the Plan (the "Liquidation and Dissolution") should be treated as a complete liquidation of the Fund for U.S. federal income tax purposes. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences to the Fund or its U.S. Stockholders which will result from the Liquidation and Dissolution. The statements below are, therefore, not binding upon the IRS, and there can be no assurance that the IRS will concur with this summary or that the tax consequences to any U.S. Stockholder upon receipt of a distribution pursuant to the Liquidation and Dissolution (for purposes of this discussion, a "Liquidating Distribution") will be as set forth below.

While this summary addresses the material United States federal income tax consequences of the Plan, neither state, foreign nor local tax consequences of the Plan are discussed. U.S. Stockholders should consult with their own tax advisers for advice regarding the United States federal, state, local and other tax consequences of the Plan with respect to their particular situation.

Because the Fund expects to retain its qualification as a regulated investment company ("RIC") under the Code during the Liquidation Period, it does not expect to be taxed at the Fund level on any of the net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which could, potentially, reduce the amount of any Liquidating Distribution.

In general, the amount of any Liquidating Distribution received by a U.S. Stockholder should be treated for federal income tax purposes as a payment in exchange for a U.S. Stockholder's shares in the Fund. A U.S. Stockholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of cash and the fair market value of any property received and the U.S. Stockholder's tax basis in its Fund shares. Where more than one liquidating distribution is made, each distribution is generally first applied to reduce the adjusted tax basis of each Fund share owned. Gain with respect to a particular "block" of your shares in the Fund should be recognized in years only after the adjusted tax basis of that block has been completely recovered. A U.S. Stockholder will generally not be entitled to claim any loss in respect of the Liquidation and Dissolution until the year in which a final Liquidating Distribution is made. Any such gain or loss will be a capital gain or capital loss if the U.S. Stockholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the U.S.

Stockholder at the time of the exchange. Under current law, long-term capital gains recognized before January 1, 2009 are generally taxed to non-corporate U.S. Stockholders at a maximum tax rate of 15%. Capital losses may generally be used to offset ordinary income only to a limited extent. Also, a U.S. Stockholder will generally not be entitled to claim any loss in respect of the Liquidation and Dissolution until the year in which a final Liquidating Distribution is made.

A U.S. Stockholder that sustains a significant tax loss as a result of the Liquidation and Dissolution may be required to file a disclosure statement with the IRS under Section 1.6011-4 of the Treasury regulations. Please consult your tax adviser regarding your potential obligations, if any, under these Treasury regulations.

A U.S. Stockholder will generally be subject to information reporting on the amount of any Liquidating Distribution. If the information furnished by the Fund to any U.S. Stockholder in the ordinary course is not sufficient for that stockholder to comply with its reporting obligation, the Fund will provide specified additional information as may be reasonably requested.

Pursuant to Section 1.331-1(d) of the Treasury regulations, in the event that the period between the time at which the initial Liquidating Distribution is made and the time at which the Fund is completely liquidated and dissolved exceeds 12 months (which is likely), a U.S. Stockholder will be required to file certain information regarding the Plan with its annual U.S. federal income tax return. Please consult your tax adviser regarding your obligations under this Treasury regulation, and the content and timing of any statement required to be filed with the IRS.

If a U.S. Stockholder holds shares of the Fund in an individual retirement account ("IRA"), no Liquidating Distribution should result in a deemed distribution of the IRA or any income or excise taxes assuming the Liquidating Distribution is made in cash directly to the IRA, rather than to the U.S. Stockholder. However, to the extent liquidity issues in the Fund during the Liquidation Period prevent required distributions from being made from a U.S. Stockholder's IRA, the U.S. Stockholder may be liable for excise taxes. U.S. Stockholders holding shares of the Fund in an IRA should consult with their own tax advisor for advice regarding the United States federal, state, local and other tax consequences of the Plan with respect to their IRA.

VOTING REQUIREMENT TO APPROVE PROPOSAL 1

The Fund's Articles of Incorporation require the affirmative vote of the holders of a majority of the outstanding shares of the Fund for the adoption of Proposal
1. If Proposal 1 is not approved, the Board will consider alternatives available at that time, including other courses of action previously considered by the Manager and the Board and resubmission of Proposal 1 to another vote of stockholders.

EFFECTS OF ADOPTION OF PLAN

The liquidation of the Fund will result in the sale or other disposition of all of the assets of the Fund according to the Plan, the accumulation of all proceeds from such sale, and the distribution of the proceeds, less payment or other provision for all outstanding liabilities, to all stockholders of the Fund. As of the Liquidation Date, all issued and outstanding shares of the Fund shall be deemed to be retired and canceled, and beneficial owners of such shares shall cease to be stockholders with respect to such shares, but will have the right to receive liquidating distributions, without interest. Beneficial owners whose shares are held in "street name" should consult their brokers or other financial intermediaries for information on the timing of receipt of distributions with respect to their respective interests in the Fund.

In connection with the liquidation and dissolution, the Fund will terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan. Following the Effective Date, the Manager and the present officers and Directors of the Fund would continue to serve solely for the purpose of effectuating the Plan.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

On or about the Liquidation Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund's activities as an investment company and its deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of such a course of action (Plan, Sections 10, 11). Until the Fund's withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

PROCEDURE FOR DISSOLUTION UNDER THE MARYLAND GENERAL CORPORATION LAW

After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Articles of Incorporation and Bylaws, if the Proposals are approved by the stockholders of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Department of Assessments and Taxation of the State of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Board will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

APPRAISAL RIGHTS

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

AS DISCUSSED BELOW, THE IMPLEMENTATION OF THIS PROPOSAL 1 IS CONDITIONAL UPON THE APPROVAL BY THE STOCKHOLDERS OF THE FUND OF PROPOSAL 2. IF PROPOSAL 2 IS NOT APPROVED, PROPOSAL 1 WILL NOT BE IMPLEMENTED.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 1.

             ELIMINATION OF THE FUND'S FUNDAMENTAL POLICY OF MAKING
                QUARTERLY REPURCHASE OFFERS FOR ITS COMMON STOCK
                                  (Proposal 2)

GENERAL

The Board is submitting for stockholder approval a proposal to eliminate the Fund's fundamental policy of making quarterly repurchase offers for its common stock. Stockholder approval is required by the 1940 Act in order for this fundamental policy to be eliminated. If the Proposals are approved by stockholders, the Fund's fundamental policy requiring such quarterly repurchase offers will be eliminated. Any quarterly repurchase offer commenced by the Fund prior to the Effective Date will be completed in accordance with its terms. If the Proposals are approved by March 5, 2004, the last quarterly repurchase offer would be completed on January 9, 2004. If the Proposals are approved after March 5, 2004, but before March 12, 2004 (120 days after the original Record Date), the last quarterly repurchase offer would be completed on April 9, 2004. If the Proposals are not approved by March 12, 2004, the Board will consider alternatives available at that time, including other courses of action previously considered by the Manager and the Board and resubmission of the Proposals to another vote of stockholders.

As discussed above, the Fund adopted and implemented a fundamental policy requiring repurchase offers in connection with the Fund's launch in 1999. If Proposal 1 is approved, the Board feels that the termination of these repurchase offers is necessary in order to effectively implement the Plan. If the Fund were to commence dissolution but maintained its fundamental policy of making repurchase offers, it could be forced to violate that fundamental policy shortly after the July 2004 repurchase offer (or potentially earlier if liquid securities held by the Fund decrease in value, or its liabilities or other cash needs increase) because of the lack of liquidity. Therefore, if Proposal 1 is approved, but this Proposal 2 is rejected, Proposal 1 will not be implemented. If both proposals are approved, quarterly repurchase offers will be discontinued, and stockholders will realize liquidity on their investment in the Fund only if and when liquidating distributions are made.

VOTING REQUIREMENT TO APPROVE PROPOSAL 2

The affirmative vote of a majority of the outstanding voting securities of the Fund is required for the adoption of Proposal 2. Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Fund means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the shares present at a shareholders' meeting if more than 50% of the outstanding shares are represented at the Meeting in person or by proxy.

THE IMPLEMENTATION OF THIS PROPOSAL 2 IS CONDITIONAL UPON THE APPROVAL BY THE STOCKHOLDERS OF THE FUND OF PROPOSAL 1. IF PROPOSAL 1 IS NOT APPROVED, PROPOSAL 2 WILL NOT BE IMPLEMENTED.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.


                             SELECTED FINANCIAL DATA

FINANCIAL HIGHLIGHTS

The table below is intended to help you understand the Fund's financial performance from its inception. Certain information reflects financial results for a single share that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding. "Total return" shows the rate that you would have earned (or lost) on an investment in the Fund, assuming you reinvested all your capital gain distributions. Total returns do not reflect any taxes or sales charges and are not annualized for periods less than one year.

-------------------------------------------------------------------------------------------------
PER SHARE DATA:                   SIX MONTHS       YEAR ENDED DECEMBER 31,            7/27/99*
                                    ENDED                                                TO
                                   6/30/03                                            12/31/99
-------------------------------------------------------------------------------------------------
                                                 2002         2001         2000
-------------------------------------------------------------------------------------------------
NET ASSET VALUE, BEGINNING OF      $   4.83     $  12.11    $  25.23     $  37.34     $  24.25
PERIOD
-------------------------------------------------------------------------------------------------
Income (Loss) from Investment
Operations:
-------------------------------------------------------------------------------------------------
Net investment loss                   (0.08)       (0.23)      (0.44)       (0.97)       (0.13)
-------------------------------------------------------------------------------------------------
Net realized and unrealized gain      (0.17)       (7.05)     (12.41)       (5.10)       14.70
(loss) on investments and foreign
currency transactions
-------------------------------------------------------------------------------------------------
TOTAL FROM INVESTMENT OPERATIONS      (0.25)       (7.28)     (12.85)       (6.07)       14.57
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Distributions from net realized          --            --      (0.27)       (6.04)       (1.43)
capital gains
-------------------------------------------------------------------------------------------------
Offering costs                           --            --          --           --       (0.05)
-------------------------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN NET        (0.25)       (7.28)     (13.12)      (12.11)       13.09
ASSET VALUE
-------------------------------------------------------------------------------------------------
NET ASSET VALUE, END OF PERIOD     $   4.58     $   4.83    $  12.11     $  25.23     $  37.34
-------------------------------------------------------------------------------------------------
TOTAL RETURN:                         (5.18)%     (60.12)%    (50.85)%     (20.96)%      60.65%
-------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA:
-------------------------------------------------------------------------------------------------
Net assets, end of period (000s     $77,787      $89,380    $269,630     $662,168     $905,287
omitted)
-------------------------------------------------------------------------------------------------
Ratio of expenses to average net       3.34%+       3.08%       2.79%        2.67%        2.78%+
assets
-------------------------------------------------------------------------------------------------
Ratio of net investment loss to       (3.22)%+     (3.04)%     (2.56)%      (2.49)%      (1.06)%+
average net assets
-------------------------------------------------------------------------------------------------
Portfolio turnover rate               16.68%      147.87%     125.60%      122.67%      112.41%
-------------------------------------------------------------------------------------------------

*Commencement of operations.
+Annualized.

                                  OTHER MATTERS

The Fund knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is intended that the persons named in the enclosed form of Proxy, or their substitutes, will vote the Proxy in accordance with their judgment on such matters. The persons named in the form of Proxy, or their substitutes, will have discretionary authority to vote on any stockholder proposal properly presented at the Meeting.

It is expected that the Plan will be implemented as soon as practicable after the Effective Date and that no future meetings of stockholders will be held. In the event that the Fund is not liquidated, the Fund's By-Laws provide that it is not required to hold an annual meeting in any year in which the election of Directors is not required by the 1940 Act. A stockholder proposal intended to be presented at any meeting called in the future must be received by the Fund within a reasonable time before the solicitation for that meeting is made.
Otherwise the Fund will not be able to include the proposal in the notice of meeting, proxy statement and form of proxy relating to the meeting. There is no guarantee that any proposal submitted by a stockholder will be included in the proxy statement. Stockholder proposals are subject to certain regulations under federal laws.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of October 31, 2003, the Directors and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund. The following table sets forth, as of October 31, 2003, certain information concerning the ownership of the Fund's outstanding shares by Directors and officers of the Fund, and by all Directors and officers of the Fund as a group.

--------------------------------------------------------------------------------
NAME OF BENEFICIAL OWNER                TOTAL NUMBER OF SHARES OWNED
--------------------------------------------------------------------------------
INDEPENDENT DIRECTORS
--------------------------------------------------------------------------------
Robert B. Catell                                      None
--------------------------------------------------------------------------------
John R. Galvin                                       515.378
--------------------------------------------------------------------------------
Alice S. Ilchman                                     173.279
--------------------------------------------------------------------------------
Frank A. McPherson                                   515.378
--------------------------------------------------------------------------------
John E. Merow                                       1,000.381
--------------------------------------------------------------------------------
Betsy S. Michel                                     5,153.779
--------------------------------------------------------------------------------
Leroy C. Richie                                       None
--------------------------------------------------------------------------------
Robert L. Shafer                                   12,884.446
--------------------------------------------------------------------------------
James N. Whitson                                    1,288.445
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
INTERESTED DIRECTORS
--------------------------------------------------------------------------------
Paul C. Guidone                                       None
--------------------------------------------------------------------------------
William C. Morris*                                  1,959.385
--------------------------------------------------------------------------------
Brian T. Zino*                                     12,022.375
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
OFFICERS OF THE FUND
--------------------------------------------------------------------------------
Thomas G. Rose                                       515.378
--------------------------------------------------------------------------------
Lawrence P. Vogel                                    515.378
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ALL DIRECTORS AND OFFICERS
OF THE FUND AS A GROUP                             36,543.602
--------------------------------------------------------------------------------

----------------------
* Also an officer of the Fund.

According to information filed with the Commission, as of October 31, 2003, there were no beneficial owners of more than 5% of the Fund's common stock.

                                    EXPENSES

The Fund will bear the cost of soliciting Proxies except as noted below. In addition to the use of the mails, Proxies may be solicited personally or by telephone or via facsimile by Directors, officers and employees of the Fund, the Manager, Seligman Advisors, Inc., Seligman Services, Inc. and Seligman Data Corp., and the Fund may reimburse persons holding shares in their names or names of their nominees for their expenses in sending solicitation material to their beneficial owners. In addition, Georgeson has been engaged to assist in soliciting stockholders on behalf of the Fund at an anticipated cost of $78,000, payable by the Fund.

                       By order of the Board of Directors,

                            Frank J. Nasta, Secretary



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. ALL STOCKHOLDERS, INCLUDING THOSE WHO EXPECT TO ATTEND THE MEETING, ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE BY TELEPHONE OR THROUGH THE INTERNET. PLEASE REFER TO YOUR PROXY CARD FOR COMPLETE VOTING INSTRUCTIONS. A PROXY IS NOT REQUIRED FOR ADMISSION TO THE MEETING.

                                   APPENDIX A

                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

                                       OF

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.


         WHEREAS, Seligman New Technologies Fund, Inc. (the "Fund"), a Maryland corporation, is a closed-end management investment company registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Board of Directors of the Fund (the "Board") has approved and determined that this Plan of Complete Liquidation and Dissolution of the Fund (this "Plan") is advisable and in the best interests of the stockholders of the Fund; and

         WHEREAS, the Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's common stock for their approval or rejection at a special meeting of stockholders in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Fund's Articles of Incorporation and has authorized the filing with the Securities and Exchange Commission (the "Commission") and distribution of a proxy statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting; and

         WHEREAS, upon approval of this Plan by its stockholders, the Fund shall voluntarily dissolve and completely liquidate in accordance with the MGCL and the Internal Revenue Code of 1986, as amended (the "Code"), upon the terms and conditions set forth below;

         NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Complete Liquidation and Dissolution of the Fund as follows:

         1. Effective Date of Plan. The effective date of this Plan (the "Effective Date") shall be the later of (i) the date on which this Plan is approved by the stockholders of the Fund in accordance with the MGCL and (ii) January 31, 2004. However, the stock transfer books of the Fund shall not be permanently closed until the close of business on the date on which the Fund completes the sale of all of its illiquid assets or determines that remaining illiquid assets should be valued at zero, except to the extent necessary to complete the transactions contemplated by paragraphs 4 and 5 of this Plan.

         2. Authority to Sell or Distribute Assets. As of the Effective Date, the Fund shall have the authority to sell and liquidate its assets and engage in such other transactions as may be appropriate to its dissolution and liquidation, including, without limitation, consummation of the transactions described in the Proxy Statement and obtaining all necessary approvals and authorizations from the Commission and any other regulatory authority having jurisdiction over the Fund. The period from and including the Effective Date to and including the date on which all such transactions are concluded is referred to herein as the "Liquidation Period".

         3. Manner of Sale or Distribution of Assets. During the Liquidation Period, the Fund's assets will be managed by J. & W. Seligman & Co. Incorporated (the "Manager") in accordance with the Fund's current Management Agreement, except that the Manager shall be entitled to a management fee at a lower rate of 1.50% per annum. During the Liquidation Period, the Manager shall have authority to sell the Fund's assets at such times and in such manner as the Manager deems advisable. In addition, during the Liquidation Period, the Manager shall have authority to make additional investments on behalf of the Fund in (a) short-term liquid securities for cash management purposes (e.g., money market instruments), (b) limited partnership interests as required by the Fund's outstanding contractual commitments to limited partnerships and (c) companies the securities of which are at the time held in the Fund's portfolio, but only if the Manager determines (i) that the securities of that company in the Fund's portfolio may not at that time be sold or may be sold only at a disadvantageous price and (ii) that making such additional investment is necessary or advisable to protect the Fund from dilution or other reduction in value of a portfolio holding, and in any case only to the extent that the Fund has at the time cash or other liquid assets with which to make such additional investment.

         4. Termination of Quarterly Repurchase Offers. From the Effective Date, the Fund's fundamental investment policy of making quarterly repurchase offers for its common stock shall be eliminated, and the Fund shall make no further quarterly repurchase offers; provided, however, that any quarterly repurchase offer commenced by the Fund prior to the Effective Date but not completed by the Effective Date shall be completed in accordance with its terms.

         5. Provisions for Liabilities. During the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of the Fund, including, without limitation, contingent or unascertained liabilities. If, for any reason, the Fund is unable to pay out, discharge, or otherwise provide for payment of any liabilities of the Fund prior to the Liquidation Date (as defined in paragraph 6), the Fund may retain or set aside in the reserve fund (the "Reserve Fund") cash or cash equivalents in an amount which it estimates is necessary to discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation Date (as defined in paragraph 6) and other liabilities as provided in paragraph 6.

         6. Distributions to Stockholders. From time to time during the Liquidation Period, the Fund shall distribute to its stockholders of record, pro rata in accordance with their respective interests, such amounts of cash, liquid securities or other assets as become available for distribution as a result of the sale or other disposition of portfolio securities. As soon as practicable after the Fund has sold or otherwise disposed of all of its securities positions (or any remaining securities positions are valued at zero), the Fund shall liquidate and distribute to its stockholders of record as of the close of business on the date of liquidation determined by the Fund (the "Liquidation Date") pro rata in accordance with their respective interests all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except, as provided in paragraph 5 hereof, for cash, bank deposits or cash equivalents in an amount necessary to (i) discharge any unpaid liabilities of the Fund on the Fund's books on the Liquidation Date, and (ii) pay or set aside the Reserve Fund or otherwise provide for payment of such contingent or unascertained liabilities as the Fund's officers or Board of Directors shall reasonably deem to exist against the assets of the Fund as of the Liquidation Date. Cash or other assets held in the Reserve Fund or as otherwise provided herein for the payment of contingent or unascertained liabilities in accordance with this Plan in excess of the amounts ultimately required for the payment or discharge of the Fund's liabilities and obligations shall be distributed to stockholders at the time and under the conditions established with respect to the Reserve Fund or other arrangements hereunder providing for the payment thereof.

         7. Notice of Liquidation. As soon as practicable after the Effective Date, but in no event later than 20 days prior to the filing of Articles of Dissolution as provided in paragraph 8 below, the Fund shall mail notice in accordance with the MGCL to all its known creditors and to its employees, if any, that the dissolution of the Fund has been approved by the Board and the stockholders.

         8. Articles of Dissolution. Pursuant to the MGCL and after the Effective Date, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

         9. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without stockholder approval if it determines that such action would be advisable. If any amendment or modification to this Plan appears necessary but, in the judgment of the Board, will materially and adversely affect the interests of the stockholders, such an amendment or modification will be submitted to the stockholders for approval. This Plan, if approved by stockholders, may be abandoned in its entirety only with the approval of both the Board and the stockholders.

         10. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code, the MGCL and any rules and regulations of the Commission or any state securities commission, including, without limitation, any instruments of dissolution or other documents, and withdrawing any qualification to conduct business in any state in which the Fund is so qualified and deregistering the Fund under the 1940 Act, as well as the preparation and filing of any tax returns.

         11. Termination of Business Operations. As soon as practicable upon approval and adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of this Plan. The current officers and directors shall continue in office solely for the purpose of implementing this Plan and any actions to be taken in connection herewith.

                                                            APPENDIX B
                                                            ----------

                                               SELIGMAN NEW TECHNOLOGIES FUND, INC.

                                        LISTING OF ILLIQUID SECURITIES AT OCTOBER 31, 2003

                   NAME                            TYPE OF ISSUE             COST       FAIR VALUE    FAIR VALUE    FAIR VALUE
                                                                                                      AS PERCENT    AS PERCENT
                                                                                                       OF TOTAL      OF TOTAL
                                                                                                      NET ASSETS     ILLIQUID
                                                                                                          OF        ASSETS OF
                                                                                                     $73,498,212   $52,906,649
---------------------------------------------------------------------------------------------------------------------------------

OPERATING COMPANIES
Access Data Corp. Series A                  Convertible Preferred    $ 5,265,000    $   638,182          0.9%          1.2%
                                              Stock
Adexa, Inc. Series C                        Convertible Preferred      1,244,950         60,762          0.1%          0.1%
                                              Stock
Adexa, Inc. Series E                        Convertible Preferred         75,438         29,103          0.0%          0.1%
                                              Stock*
ART Advanced Recognition Technologies,      Convertible Preferred      3,285,655           --             --            --
  Inc. Series D                               Stock
Arzoon, Inc.                                Common Stock               1,000,369           --             --            --
Axentis LLC                                 Common Stock                  24,849           --             --            --
Bernard Technologies, Inc. Series D         Convertible Preferred      3,957,011         71,818          0.1%          0.1%
                                              Stock
Biometric Access Corp. Series A-1           Convertible Preferred        257,116           --             --            --
                                              Stock*
BOPS, Inc. Series C                         Convertible Preferred      1,161,322           --             --            --
                                              Stock
Chorum Technologies, Inc. Series D          Convertible Preferred      3,244,092        194,598          0.3%          0.4%
                                              Stock
Chorum Technologies, Inc. Series E          Convertible Preferred        821,521         15,725          0.0%          0.0%
                                              Stock
Chorum Technologies, Inc. Series F          Convertible Preferred         57,730         10,231          0.0%          0.0%
                                              Stock
Complient Corporation Series A              Convertible Preferred        632,035           --             --            --
                                              Stock
Coventor, Inc.                              Common Stock               5,265,002        470,802          0.6%          0.9%
DecisionPoint Applications                  Common Stock               1,751,523         17,231          0.0%          0.0%
Entegrity Solutions Corporation             Common Stock                  31,600           --             --            --
Entegrity Solutions Corporation             Common Stock               3,163,621           --             --            --
Enterworks, Inc. Series A                   Convertible Preferred      3,160,000           --             --            --
                                              Stock
ePolicy.com, Inc Series B                   Convertible Preferred      1,999,998        236,088          0.3%          0.4%
                                              Stock
etang.com, Inc.                             Common Stock                    --           19,293          0.0%          0.0%
EverAd, Inc. Series B                       Convertible Preferred      3,163,437        429,768          0.6%          0.8%
                                              Stock
Far Blue PLC Series E                       Common Stock                 306,494        256,147          0.3%          0.5%
FlashPoint Technology, Inc. Series E        Convertible Preferred      4,203,478        518,519          0.7%          1.0%
                                              Stock
fusionOne, Inc. Series D                    Convertible Preferred      1,875,631         75,992          0.1%          0.1%
                                              Stock
Gateway Learning Corporation Series D       Convertible Preferred      6,400,003      3,315,317          4.5%          6.3%
                                              Stock
Geographic Network Affiliates               Convertible Promissory     1,011,249        586,496          0.8%          1.1%
  International, Inc. 9%                      Note*
Geographic Network Affiliates               Convertible Preferred      6,320,000           --             --            --
  International, Inc. Series A                Stock
Geographic Network Affiliates               Convertible Preferred           --             --             --            --
  International, Inc. Series B                Stock
Global Commerce Systems, Inc. Series A      Convertible Preferred         30,005              8           --            --
                                              Stock
Global Commerce Systems, Inc. Series D      Convertible Preferred      5,474,826          5,401          0.0%          0.0%
                                              Stock
GMP Companies, Inc. Series A                Convertible Preferred      5,473,006     32,323,200         44.0%         61.1%
                                              Stock
GoSolutions, Inc.                           Common Stock               2,967,018         75,330          0.1%          0.1%
GoSolutions, Inc. Warrants for Series A     Warrants                      57,500         97,500          0.1%          0.2%
  Preferred Stock
Homegain.com, Inc. Series C                 Convertible Preferred      7,110,000        817,650          1.1%          1.5%
                                              Stock
iBiquity Digital Corporation Series A       Convertible Preferred      3,559,221      1,112,136          1.5%          2.1%
                                              Stock
iBiquity Digital Corporation Series C       Convertible Preferred      1,424,922      1,076,814          1.5%          2.0%
                                              Stock
Index Stock Imagery, Inc. Series A Jr.      Convertible Preferred      3,245,171        269,874          0.4%          0.5%
Stock
Infomediary Technology Solutions Series A   Convertible Preferred      1,001,515          2,656           --           0.0%
  Senior                                      Stock
Interactive Video Technologies, Inc.        Common Stock               5,135,000         50,230          0.1%          0.1%
Juniper Financial Corp.                     Common Stock                  42,701           --             --            --
Juniper Financial Corp. New Series B        Convertible Preferred      2,802,380           --             --            --
                                              Stock*
LifeMasters Supported SelfCare, Inc.        Convertible Preferred      4,082,544      2,526,074          3.4%          4.8%
  Series E                                    Stock
MaMaMedia, Inc. Series D                    Convertible Preferred      3,365,302           --             --            --
                                              Stock
Metro-OptiX, Inc. Series B                  Convertible Preferred        797,574           --             --            --
                                              Stock
Metro-OptiX, Inc. Series C                  Convertible Preferred         24,150           --             --            --
                                              Stock
Moai Technologies, Inc.                     Common Stock               6,320,002           --             --            --

----------
     *  With warrants attached.

                   NAME                            TYPE OF ISSUE             COST       FAIR VALUE    FAIR VALUE    FAIR VALUE
                                                                                                      AS PERCENT    AS PERCENT
                                                                                                       OF TOTAL      OF TOTAL
                                                                                                      NET ASSETS     ILLIQUID
                                                                                                          OF        ASSETS OF
                                                                                                     $73,498,212   $52,906,649
---------------------------------------------------------------------------------------------------------------------------------

NeoPlanet, Inc. Series B                    Convertible Preferred      6,319,998        194,704          0.3%          0.4%
                                              Stock
NSI Software, Inc. (formerly, Network       Common Stock                  40,207          3,544           --           0.0%
  Specialists, Inc.)
NSI Software, Inc. (formerly, Network       Convertible Preferred      1,886,996        376,758          0.5%          0.7%
  Specialists, Inc.) Series B                 Stock
OurHouse, Inc. Series D                     Convertible Preferred      7,899,996         26,333          0.0%          0.0%
                                              Stock
ProAct Technologies Corp. Series C          Convertible Preferred      6,403,998        432,000          0.6%          0.8%
                                              Stock
Qpass, Inc.                                 Common Stock               2,160,000         15,694          0.0%          0.0%
QuinStreet, Inc. Series B                   Convertible Preferred        490,001        458,442          0.6%          0.9%
                                              Stock
Sensable Technologies, Inc. Series C        Convertible Preferred      1,625,001        137,048          0.2%          0.3%
                                              Stock
Silicon Wave, Inc. Series C                 Convertible Preferred      5,138,310        224,656          0.3%          0.4%
                                              Stock
Silicon Wave, Inc. Series D                 Convertible Preferred      2,105,364         32,779          0.0%          0.1%
                                              Stock
Studio Systems Series D                     Convertible Preferred        613,152           --             --            --
                                              Stock
Sun Hill Software, Inc. (formerly           Common Stock               3,798,332           --             --            --
  Vcommerce Corp.)
Techies.com, Inc. 9%                        Convertible Promissory       771,976           --             --            --
                                              Note*
Techies.com, Inc. 9% 2/20/2006              Convertible Promissory       425,568           --             --            --
                                              Note
Techies.com, Inc. 9% 2/20/2008              Convertible Promissory       210,666           --             --            --
                                              Note
Techies.com, Inc. Series C                  Convertible Preferred      6,320,139           --             --            --
                                              Stock
The Petroleum Place, Inc. Series C          Convertible Preferred      4,050,016      1,148,144          1.6%          2.2%
                                              Stock
UGO Networks, Inc.                          Common Stock               3,162,334           --             --            --
UGO Networks, Inc. Series II                Convertible Preferred        575,174         37,141          0.1%          0.1%
                                              Stock
Viadux, Inc.                                Common Stock                 790,001           --             --            --
Vividence Corporation Series D              Convertible Preferred      1,250,428        317,855          0.4%          0.6%
                                              Stock
V-Span, Inc. Series B                       Convertible Preferred        524,981        197,168          0.3%          0.4%
                                              Stock
WaveSplitter Technologies, Inc.             Common Stock                 625,811           --             --            --

LIMITED PARTNERSHIPS
Asia Internet Capital Ventures, L.P.        Limited Partnership          336,742        182,576          0.2%          0.3%
                                              Interest
Compass Venture Partners, L.P.              Limited Partnership          458,087        234,053          0.3%          0.4%
                                              Interest
Edison Venture Fund IV, L.P.                Limited Partnership        2,416,227      1,510,000          2.1%          2.9%
                                              Interest
InnoCal II, L.P.                            Limited Partnership          860,725        721,605          1.0%          1.4%
                                              Interest
WaldenVC II, L.P.                           Limited Partnership        3,185,770      1,353,203          1.8%          2.6%
                                              Interest
                                                                                    -----------        -------      ---------
Total Fair Value of Illiquid Assets                                                 $52,906,649         72.0%        100.0%
                                                                                    ===========        =======      =========

----------
     *  With warrants attached.

                      Seligman New Technologies Fund, Inc.

                            NOTICE OF SPECIAL MEETING
                               OF STOCKHOLDERS AND
                                 PROXY STATEMENT

November 14, 2003

                                TABLE OF CONTENTS

                                                                            Page

Introduction....................................................................
The Proposals...................................................................
      Approval of the Liquidation and Dissolution
        of the Fund (Proposal 1)................................................
      Elimination of the Fund's Fundamental Policy
        of Making Quarterly Repurchase Offers for
        its Common Stock (Proposal 2)...........................................
Selected Financial Data.........................................................
Other Matters...................................................................
Security Ownership of Certain Beneficial Owners.................................
Expenses........................................................................


Appendix A...................................................................A-1
Appendix B ..................................................................B-1

                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
                       100 Park Avenue, New York, NY 10017

                           * * * CONTROL NUMBER * * *

The undersigned, revoking previous proxies, acknowledges receipt of the Notice of Meeting and Proxy Statement for the Special Meeting of Stockholders of SELIGMAN NEW TECHNOLOGIES FUND, INC., to be held January 23, 2004, and appoints PAUL B. GOUCHER, FRANK J. NASTA and BRIAN T. ZINO (and each of them) proxies, with power of substitution, to attend the Special Meeting (and adjournments thereof) and vote all shares the undersigned is entitled to vote upon the matters indicated on the reverse side and on any other business that may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTIONS ARE GIVEN, YOUR PROXIES WILL VOTE FOR BOTH PROPOSALS. THE SOLICITATION OF THIS PROXY IS MADE ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. COMPLETE, SIGN ON REVERSE SIDE AND RETURN THIS CARD AS SOON AS POSSIBLE. MARK EACH VOTE WITH AN X IN THE BOX.

                                      DATED

                             _________________, 2003

                                 Signature

                                 Signature

                                 Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.


                         (CONTINUED ON THE REVERSE SIDE)

                 IMPORTANT: ELECTRONIC VOTING OPTIONS AVAILABLE

              Fast, convenient, easy and available 24 hours a day!

         VOTE BY TELEPHONE                           VOTE ON-LINE

1.  Read the Proxy Statement and        1.  Read the Proxy Statement and have
    have this card on hand                  this card on hand

2.  Call Toll-Free 1-866-666-5646       2.  Go To www.proxyweb.com

3.  Enter the Control Number shown      3.  Enter the Control Number shown on
    on the reverse side and follow          the reverse side and follow the
    the simple instructions                 simple instructions

4.  Keep this card for your records     4.  Keep this card for your records
    -------------------------------         -------------------------------


Please fill in box as shown using black or blue ink or number 2 pencil.
[X] PLEASE DO NOT USE FINE POINT PENS.


The Board of Directors recommends that you vote FOR each proposal.

1.  APPROVAL OF THE LIQUIDATION AND     [_] FOR     [_] AGAINST     [_] ABSTAIN
    DISSOLUTION OF THE FUND IN
    ACCORDANCE WITH THE PLAN OF
    COMPLETE LIQUIDATION AND
    DISSOLUTION OF THE FUND
    ATTACHED TO THE PROXY STATEMENT
    AS APPENDIX A.

2.  APPROVAL OF THE ELIMINATION OF      [_] FOR     [_] AGAINST     [_] ABSTAIN
    THE FUND'S FUNDAMENTAL
    INVESTMENT POLICY OF MAKING
    QUARTERLY REPUCHASE OFFERS FOR
    ITS COMMON STOCK.

3. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

Although stockholders may vote separately on each proposal, neither proposal will be implemented unless both proposals are approved by stockholders.

                             YOUR VOTE IS IMPORTANT

Please complete, sign, date and return this card as soon as possible.